UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2026

Longeveron Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40060	47-2174146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1951 NW 7th Avenue, Suite 520 Miami, Florida	3313
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 909-0840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LGVN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On March 10, 2026, Longeveron Inc., a Delaware corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (each, an “Investor” and collectively, the “Investors”), pursuant to which the Company agreed to issue and sell shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”) and, shares of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.001 per share, and stated value of $1,000 per share (the “Series A Preferred Stock,” and together with the Common Stock, the “Securities”) to the Investors in up to two closings in a private placement (the “Private Placement”).

The initial closing (the “Initial Closing”) of the Private Placement occurred on March 11, 2026. At the Initial Closing, the Company issued and sold to the Investors an aggregate of 6,013,384 shares of Common Stock at a purchase price of $0.52 per share (the “Share Price”) and 11,873.04 shares of Series A Preferred Stock (the “Preferred Shares”) convertible into an aggregate of 22,832,770 shares of Common Stock at a purchase price of $1,000.00 per Preferred Share. Additionally, at the Initial Closing, the Company agreed to sell to the Investors an interest in 50% of proceeds received (after deducting necessary, documented third-party fees or charges) from the potential future sale of a Rare Pediatric Disease Priority Review Voucher to the extent received from the U.S. FDA in connection with the Company’s laromestrocel program for Hypoplastic Left Heart Syndrome (HLHS).

Each Preferred Share is immediately convertible into Common Stock at a conversion price equal to the Share Price. The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Preferred Shares are set forth in the Certificate of Designation (as defined below). See Item 5.03 of this Current Report on Form 8-K for further information regarding the Series A Preferred Stock and the Certificate of Designation.

Pursuant to the Purchase Agreement, subject to the occurrence of the Second Closing Trigger Date (as defined below), the Company also agreed to issue and sell to the Investors in a second closing (the “Second Closing”) additional shares of Common Stock and Series A Preferred Stock, respectively, for additional gross proceeds of approximately $15.0 million, before deducting placement agent fees and other Private Placement expenses. The Second Closing Trigger Date shall occur upon satisfaction or waiver of the closing conditions set forth under the Purchase Agreement, including (i) the Company’s achievement, during the period commencing on the date of Initial Closing and ending on the announcement of Phase 2b study results for HLHS demonstrating statistical significance of the primary endpoint(s) as agreed between the Company and the U.S. FDA (the “Milestone”) and (ii) achievement of a volume weighted average price per share of Common Stock equal to or greater than $1.85 with aggregate trading volume of at least 25,000,000 shares (in each case, subject to appropriate, proportional adjustment for any stock splits or combinations of the Common Stock occurring after the date of the Purchase Agreement) (the “Price Threshold”) measured during any ten consecutive trading days prior to expiration of the 30 trading days following the date of the Company’s first announcement via press release or a Current Report on Form 8-K of the occurrence of the Milestone (the “Measurement Period”). For a waiver of the achievement of the Milestone and the Price Threshold prior to the expiration of the Measurement Period to be waived for purposes of the Second Closing, the Company must receive a written waiver approved by Investors holding at least a majority in interest of the Securities then held by the Investors (determined as if all of the Preferred Shares then outstanding have been converted without regard to any limitations on the conversion of such Preferred Shares).

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Investors, customary indemnification rights and obligations of the parties, and customary conditions to each applicable Closing. Pursuant to the terms of the Purchase Agreement, the Company is prohibited for a period of 90 days after the Initial Closing, without the consent of the Investors purchasing a majority of the Securities under the Purchase Agreement, (i) issuing any shares of Common Stock or securities convertible or exercisable into Common Stock; (ii) effecting a reverse stock split, recapitalization, share consolidation, reclassification or other similar transaction (other than to the extent required to regain compliance with applicable listing standards), subject to certain exceptions; or (iii) file a registration statement relating to any shares of Common Stock or securities convertible or exercisable into Common Stock, except pursuant to the terms of the Registration Rights Agreement (defined below), subject to certain exemptions. Furthermore, for an additional 90 days thereafter, the Company is prohibited, without the consent of the Investors of at least 50.1% of the Securities issued in the Initial Closing then owned (on an as-converted basis without regard to beneficial ownership limitations), from selling any shares of Common Stock pursuant to its “at-the-market” offering facility with H.C. Wainwright & Co., LLC (the “Placement Agent” or “Wainwright”) at a price per share that is less than $0.80 per share of Common Stock (subject to appropriate, proportional adjustment for any stock splits or combinations of the Common Stock occurring after the date of the Purchase Agreement).

The aggregate gross proceeds from the Initial Closing were approximately $15.9 million, before deducting placement agent fees and other Private Placement expenses. The Company intends to use the net proceeds from the financing, together with its existing cash and cash equivalents, for funding for its ongoing clinical and regulatory development of laromestrocel, working capital and other general corporate purposes. Based on current operating plans, the Company expects that its cash and cash equivalents, excluding any possible net proceeds from the Second Closing of the Private Placement, will fund operations into the fourth quarter of 2026.

Registration Rights Agreement

Also on March 10, 2026, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to register the resale of the shares of Common Stock and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock (collectively, the “Registrable Securities”). Under the Registration Rights Agreement, the Company agreed to prepare and file a registration statement (each a “Registration Statement”) covering the resale by the Investors of the Registrable Securities no later than 30 calendar days following the Initial Closing or Second Closing, as applicable (each a “Filing Deadline”).

The Company has agreed to use its reasonable best efforts to cause each Registration Statement to be declared effective by the Securities and Exchange Commission (the “SEC”) at the earliest possible date after the filing thereof and in any event no later than the earlier of (a) 60 calendar days following the filing date thereof or (b) the fifth business day after the date the Company is notified by the SEC that such Registration Statement will not be “reviewed” or subject to further review (each, an “Effectiveness Deadline”). The Company has also agreed to use reasonable best efforts to keep such Registration Statement effective until the earliest to occur of (x) the date that Investors have resold all the Registrable Securities covered thereby and (y) the date the Registrable Securities may be resold by Investors without registration and without restrictions under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company has further agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

In the event that (i) a Registration Statement has not been filed by the applicable Filing Deadline, (ii) a Registration Statement is not declared effective by the applicable Effectiveness Deadline, or (iii) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason, subject to certain limited exceptions, then the Company has agreed to make pro rata payments to each Investor as liquidated damages in an amount equal to 1% of the aggregate amount paid by each such Investor for the Registrable Securities then held by such Investor covered by the Registration Statement per 30-day period or pro rata for any portion thereof during which such event continues, subject to a cap set forth in the Registration Rights Agreement.

The Company has agreed to, among other things, indemnify each Investor, each person, if any, who controls the Investors, the members, the directors, officers, partners, employees, members, managers, agents, representatives and advisors of the Investors and each person, if any, who controls the Investors within the meaning of the Securities Act or the Exchange Act against certain liabilities incident to the Company’s obligations under the Registration Rights Agreement.

Wainwright acted as the exclusive placement agent for the Private Placement. Pursuant to an engagement letter dated as of June 11, 2025, as amended on August 3, 2025 and December 12, 2025, by and between the Company and the Placement Agent (the “Engagement Letter), the Company paid the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in the Private Placement, plus a management fee equal to 1.0% of the aggregate gross proceeds raised in the Private Placement and reimbursed certain expenses incurred in connection with the Private Placement.

The Company also issued to designees of the Placement Agent (or their assignees) unregistered warrants to purchase up to 2,019,231 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants will have an exercise price of $0.65 per share which represents 125% of the Share Price), are exercisable immediately upon issuance and have a term of five years from the date of issuance. Each Placement Agent Warrant is exercisable for one share of Common Stock. Neither the Placement Agent Warrants nor the shares of Common Stock issuable upon exercise thereof have been registered under the Securities Act.

The Private Placement is exempt from registration as a transaction by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder as well as similar exemptions under applicable state laws. The Company relied on these exemptions from registration based in part on representations made by the Investors. Each Investor has represented that, if an entity, it is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or an institutional “accredited investor” as defined in Rule 501(a) under Regulation D under the Securities Act, or if an individual, he or she is an “accredited investor” as that term is defined in Rule 501(a) under Regulation D of the Securities Act. Each Investor has further represented that that it is purchasing the Shares and/or Preferred Shares solely for the Investor’s own account and not for the account of others and will not be acquiring the securities with a view to or for sale in connection with any distribution thereof in violation of the Securities Act, and appropriate legends will be affixed to the Securities issued in the Private Placement. The Securities may not be offered or sold in the United States or any other jurisdiction absent registration or an applicable exemption therefrom. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the Securities described herein.

The foregoing is only a summary of the material terms of the Purchase Agreement, the Registration Rights Agreement, and the Placement Agent Warrants and does not purport to be a complete description of the rights and obligations of the parties thereunder. The summary of the Purchase Agreement, Registration Rights Agreement, and Placement Agent Warrants is qualified in its entirety by reference to the Purchase Agreement and the forms of the Registration Rights Agreement and the Placement Agent Warrant, which are filed as exhibits to this Current Report on Form 8-K as Exhibits 10.1, 10.2, and 4.1, respectively, and are incorporated herein by reference. The foregoing summary and the exhibits hereto also are not intended to modify or supplement any disclosures about the Company in its reports filed with the SEC. In particular, the agreements and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The agreements contain representations and warranties by the Company, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the agreements were made solely for the benefit of the parties to the agreements (and with respect to the Purchase Agreement, the placement agent expressly as a named third-party beneficiary therein); may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; may be made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to Investors. Accordingly, the Purchase Agreement and forms of Registration Rights Agreement and Placement Agent Warrant are filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Following the Initial Closing of the Private Placement, the Company expects to have 29,281,138 shares of Common Stock issued and outstanding and approximately 54,133,139 shares of Common Stock issued and outstanding on a pro forma basis, which gives effect to the full conversion of the Preferred Shares, as of the Initial Closing Date, without regard to beneficial ownership limitations that may limit the ability of certain holders of Preferred Shares to convert such shares to Common Stock at such time, and assumes exercise of all Placement Agent Warrants.

Item 3.02 Unregistered Sales of Equity Securities

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Private Placement are incorporated by reference. The Company intends to rely upon the exemptions from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder for transactions by an issuer not involving any public offering in connection with the issuance of the securities in the Private Placement described in Item 1.01 of this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 10, 2026, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Non-Voting Convertible Preferred Stock with the Secretary of State of the State of Delaware (the “Certificate of Designation”) in connection with the Private Placement. The Certificate of Designation provides for the issuance of up to 26,975 authorized shares of the Company’s Series A Preferred Stock.

Holders of shares of Series A Preferred Stock are entitled to receive dividends on shares of Series A Preferred Stock equal to, on an as-if-converted-to-Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock. Except as otherwise required by law, the Series A Preferred Stock does not have voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock, (b) alter or amend the Certificate of Designation, (c) amend its certificate of incorporation or other governing documents in any manner that adversely affects any rights of the holders of Series A Preferred Stock, (d) issue further shares of Series A Preferred Stock or increase or decrease the number of authorized shares of Series A Preferred Stock, subject to certain exceptions, or (e) consummate any Fundamental Transaction (as defined in the Certificate of Designation), certain change of control transactions or enter into any agreements with respect to the same. The Series A Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of the Company. Issuances of securities pursuant to the Purchase Agreement, however, will not be deemed a “Fundamental Transaction.”

Subject to the terms and limitations contained in the Certificate of Designation, the Series A Preferred Stock issued in the Private Placement is immediately convertible, at the option of the holder, into shares of Common Stock at a conversion price equal to the Share Price of $0.52, subject to certain limitations, including that shares of Series A Preferred Stock shall not be convertible if the conversion would result in a holder, together with its affiliates beneficially owning more than 4.99% of the Company’s shares of Common Stock outstanding (or deemed to be outstanding) as of the applicable conversion date, which may be increased at the holder’s option (not to exceed 9.99%), effective in accordance with the terms of the Certificate of Designation. The number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock shall be determined by dividing the stated value of $1,000 per share by the conversion price of $0.52 (subject to adjustment as set forth in the Certificate of Designation).

The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On March 10, 2026, the Company issued a press release announcing the pricing of the Private Placement. On March 11, 2026, the Company issued a press release announcing the Initial Closing of the Private Placement. Copies of the press releases are attached as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and certain of the materials filed herewith contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect management’s current expectations, assumptions, and estimates of future operations, performance and economic conditions, and involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements to differ materially from those anticipated, expressed, or implied by the statements made herein. Forward-looking statements are generally identifiable by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expects,” “intend,” “looks to,” “may,” “on condition,” “plan,” “potential,” “predict,” “preliminary,” “project,” “see,” “should,” “target,” “will,” “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words, or by discussion of strategy or goals or other future events, circumstances or effects. The forward-looking statements in this Current Report on Form 8-K are made on the basis of the views and assumptions of management regarding future events and business performance as of the date this Current Report on Form 8-K is filed with the SEC. We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause actual events, results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements contained in this Current Report on Form 8-K or the materials furnished or filed herewith. These items include, but are not limited to, statements regarding: the anticipated use of proceeds from the Private Placement, the conversion of the Series A Preferred Stock, the future possible receipt of a Rare Pediatric Disease Priority Review Voucher from the U.S. FDA, the achievement of certain milestone conditions related to clinical study results for the Company’s laromestrocel program for HLHS, the possible occurrence of a Second Closing for the Private Placement, and statements regarding the various below-listed factors; the timing and completion of the Private Placement, including the milestone-driven closing, the use of the net proceeds from the private placement, our ability to achieve anticipated milestones, the timing of any of our interactions with the FDA, our cash runway, any receipt of a PRV by us, the future restoration of executive compensation levels; our intention and ability to repay certain compensation amounts to executives or rehire employees currently furloughed; the grant of certain equity awards; market and other conditions, our cash position and need to raise additional capital, the difficulties we may face in obtaining access to capital, and the dilutive impact it may have on our investors; our financial performance, and ability to continue as a going concern; the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements; the ability of our clinical trials to demonstrate safety and efficacy of our investigational product candidates, and other positive results; the timing and focus of our ongoing and future preclinical studies and clinical trials, and the reporting of data from those studies and trials; the size of the market opportunity for certain of our investigational product candidates, including our estimates of the number of patients who suffer from the diseases we are targeting; our ability to scale production and commercialize the investigational product candidate for certain indications; the success of competing therapies that are or may become available; the beneficial characteristics, safety, efficacy and therapeutic effects of our investigational product candidates; our ability to obtain and maintain regulatory approval of our investigational product candidates in the U.S. and other jurisdictions; our plans relating to the further development of our investigational product candidates, including additional disease states or indications we may pursue; our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available and our ability to avoid infringing the intellectual property rights of others; the need to hire additional personnel and our ability to attract and retain such personnel; and our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

These forward-looking statements are made as of the date of this Current Report on Form 8-K and are subject to a number of risks, uncertainties and assumptions described in greater detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on February 28, 2025, its Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. These statements are inherently uncertain, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future, events or otherwise occurring after the date this Current Report on Form 8-K is filed.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock
4.1	Form of Placement Agent Warrant
10.1	Form of Purchase Agreement, dated March 10, 2026, by and between the Company and each Investor identified on Exhibit A thereto*
10.2	Form of Registration Rights Agreement
99.1	Press Release issued by the Company on March 10, 2026
99.2	Press Release issued by the Company on March 11, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGEVERON INC.

Date: March 12, 2026	/s/ Stephen Willard
	Name:	Stephen Willard
	Title:	Chief Executive Officer